Exhibit 99.1

SPECIAL MEETING OF STOCKHOLDERS OF

CARMIKE CINEMAS, INC.

TO BE RECONVENED ON [•], 2016

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:

The Notice of Meeting, proxy statement and proxy card

are available at http://www.astproxyportal.com/ast/CARMIKE/

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

  00030030300000000000 8

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

FOR	AGAINST	ABSTAIN

1.    To adopt the Amended and Restated Agreement and Plan of Merger, dated as of July 24, 2016, as it may be further amended from time to time, by and among Carmike Cinemas, Inc., (“Carmike”), AMC Entertainment Holdings, Inc. and Congress Merger Subsidiary, Inc. (the “amended and restated merger agreement”).

☐	☐	☐

2.    To approve, on a non-binding advisory basis, the compensation arrangements that may be payable to Carmike’s named executive officers in connection with the completion of the merger pursuant to the amended and restated merger agreement.

☐	☐	☐

3.    To approve an adjournment of the Special Meeting of Stockholders from time to time if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the amended and restated merger agreement.

☐	☐	☐

Note: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting or any postponement, adjournment or continuation thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

CARMIKE CINEMAS, INC.

Proxy for Special Meeting of Stockholders to be reconvened on [•], 2016

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints S. DAVID PASSMAN III, FRED W. VAN NOY and DANIEL E. ELLIS, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Special Meeting of Stockholders of Carmike Cinemas, Inc., to be reconvened on [•], 2016 at 9:00 a.m. local time, at the offices of King & Spalding LLP, located at 1180 Peachtree Street, N.E., Atlanta, Georgia 30309, and at any adjournments or postponements thereof.

The undersigned hereby revokes any other proxy executed previously for the Special Meeting of Stockholders. Each share of common stock of Carmike has one vote.

This proxy, when properly executed, will be voted in the manner the undersigned directs on the reverse side of this card. if you sign and return this proxy but do not specify otherwise, this proxy will be voted “FOR” proposals 1, 2 and 3 listed on the reverse side of this card. Simply sign, date and return this proxy.

Please be sure to sign on the reverse side of this card exactly as your name appears above the signature line.

(Continued and to be signed on the reverse side.)

1.1	14475

SPECIAL MEETING OF STOCKHOLDERS OF

CARMIKE CINEMAS, INC.

TO BE RECONVENED ON [•], 2016

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.	COMPANY NUMBER

IN PERSON - You may vote your shares in person by attending the Special Meeting.	ACCOUNT NUMBER

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/CARMIKE/

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

  00030030300000000000 8

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

FOR	AGAINST	ABSTAIN

1.    To adopt the Amended and Restated Agreement and Plan of Merger, dated as of July 24, 2016, as it may be further amended from time to time, by and among Carmike Cinemas, Inc., (“Carmike”), AMC Entertainment Holdings, Inc. and Congress Merger Subsidiary, Inc. (the “amended and restated merger agreement”).

☐	☐	☐

2.    To approve, on a non-binding advisory basis, the compensation arrangements that may be payable to Carmike’s named executive officers in connection with the completion of the merger pursuant to the amended and restated merger agreement.

☐	☐	☐

3.    To approve an adjournment of the Special Meeting of Stockholders from time to time if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the amended and restated merger agreement.

☐	☐	☐

Note: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting or any postponement, adjournment or continuation thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.